[Letterhead of BDO Seidman, LLP, Certified Public Accountants]


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
              ---------------------------------------------------

November 26, 1997


Bingo & Gaming International, Inc.
Austin, Texas  78729

Dear Sirs:

     We hereby consent to the use of our report dated March 26, 1997, in the Form S-8 of Bingo & Gaming International, Inc., an Oklahoma corporation. We also consent to the use of our name as an expert in the Form S-8.

/s/ BDO Seidman, LLP
BDO Seidman, LLP
Certified Public Accountants
Austin, Texas